UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

Preliminary information statement
Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
X	Definitive information statement.

JOURNAL OF RADIOLOGY, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check appropriate box):

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Tile of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act of Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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JOURNAL OF RADIOLOGY, INC.

8250 W. Charleston Blvd., Suite 110

Las Vegas, Nevada 89117

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of

JOURNAL OF RADIOLOGY, INC.

This Information Statement (the “Information Statement”) is furnished to the shareholders of Journal of Radiology, Inc., a Nevada corporation (the "Company", “we”, “our”, or “us”), in connection with our prior receipt of approval by a written consent (the “Written Consent”), in lieu of a special meeting, of the current holders of a majority of our outstanding voting shares authorizing our Board of Directors to file an amendment to our Articles of Incorporation (the "Amendment") to (i) change the name of the Corporation to Star Century Pandaho, Inc. (ii) effect a reverse stock split of all the Company’s outstanding Common Stock at a ratio of one-for-five thousand during the six month period following the date of the Special Meeting of Shareholders and (iii) amend the Corporation’s Articles of Incorporation to decrease the number of shares of common stock that the Corporation is authorized to issue from Five Billion (5,000,000,000) to One Hundred Fifty Million (150,000,000). Under Nevada law, the affirmative vote of the holders of a majority of our outstanding voting shares is required to approve the Action. On January 16, 2015, we obtained the approval of the Action by Written Consent of stockholders that together are the record holders of 1,080,000,000 shareholder votes, representing approximately 53.6% of our total shareholder voting power as of January 16, 2015. The Amendment to our Articles of Incorporation to effectuate the Action cannot be completed until 20 days after the mailing of this Information Statement to our shareholders and after the filing of the amended Articles of Incorporation with the Nevada Secretary of State is effective. A copy of the certificate of Amendment affecting the Increase is attached to this Information Statement as Exhibit A.

THE CORPORATION IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY. Because the Written Consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

By Order of the Board of Directors

/s/ Fen Xing
Fen Xing, Chief Executive Officer
and Director

February 17, 2015

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JOURNAL OF RADIOLOGY, INC.

2230 Michigan Avenue

Santa Monica, California 90404

February 17, 2015

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement we refer to Journal of Radiology, Inc., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished to shareholders of the Company in connection with an action (the “Action”) by written consent (the “Written Consent”) of the Company’s shareholders holding 1,080,000,000 votes or approximately 53.6% (the “Majority Shareholders”).  The Action will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The close of business on January 16, 2015, the date that the Majority Shareholders gave their Written Consent, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the Action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholders approved an amendment to our Articles of Incorporation to (i) change the name of the Corporation to Star Century Pandaho, Inc. (ii) effect a reverse stock split of all the Company’s outstanding Common Stock at a ratio of one-for-five thousand during the six month period following the date of the Special Meeting of Shareholders and (iii) amend the Corporation’s Articles of Incorporation to decrease the number of shares of common stock that the Corporation is authorized to issue from Five Billion (5,000,000,000) to One Hundred Fifty Million (150,000,000).

Our Board of Directors unanimously approved the amendment to our Articles of Incorporation on January 16, 2015.  Also on January 16, 2015, the Board of Directors set the Record Date as January 16, 2015.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify you of the Action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, our Board of Directors elected to seek the Written Consent to reduce the costs and implement the Action in a timely manner.

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Who is Entitled to Notice?

Each holder of our voting shares on the Record Date will be entitled to notice of the Action.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of our outstanding voting securities on the Record Date is required for approval of the Action.  As of the Record Date, we had 2,012,550,000 shares of Common Stock. Because the Majority Shareholders, holding a majority of the outstanding votes as of the close of business on the Record Date, voted in favor of the Action, no other shareholder votes are required to approve the Action.

PROPOSAL 1

AMENDMENT TO THE

ARTICLES OF INCORPORATION TO CHANGE NAME

Our board of directors believes that the amendment to the Articles of Incorporation to change the name from "Journal of Radiology, Inc." to "Star Century Pandaho, Inc." is necessary in light of the proposed future business operations of the Company.

The Board of Directors, therefore, believes that the name "Star Century Pandaho, Inc." will better reflect the evolution of the Company's future business operations.

PROPOSAL 2

AMENDMENT OF ARTICLES OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to effect a one-for-five thousand reverse stock split (the "Reverse Split") of the Company's Common Stock. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed below, will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

Effect: The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 2,012,550,000 to approximately 402,500. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

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Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective upon the filing by the Company of its amended Articles of Incorporation with the Nevada Secretary of State (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 5,000 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up in the case of fractional shares. No shareholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

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PROPOSAL 3

AMENDMENT OF ARTICLES OF INCORPORATION TO
REDUCE THE NUMBER OF COMMON SHARES AUTHORIZED TO BE ISSUED

Our board of directors believes that the amendment to the Articles of Incorporation to reduce the number of common shares authorized to be issued from 5,000,000,000 to 150,000,000 is in the Company’s best interest in light of the proposed reverse stock split as explained above.

AMENDMENT OF ARTICLES OF INCORPORATION TO
DECREASE AUTHORIZED COMMON STOCK

The Corporation’s board of directors and the stockholders holding a majority of the voting power of the common stock have approved an amendment to the Corporation’s certificate of incorporation to permit a decrease in the number of our authorized common shares from 5,000,000,000 to 150,000,000 without any change in the par value of $0.001.

The decrease in the number of authorized common shares will have no effect upon the holders of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all the shares beneficially owned by all Executive Officers and Directors as a group as of January 16, 2015, the Record Date.

	Number of Shares Beneficially Owned		Percentage of Class (2)
Name and Address(1)		Class
Fen Xing	-	Common	*
CEO and Director
Jian Zhang	-	Common	*
COO and Director	-	Common	*
Yan Zhang Director	-	Common	*
All directors and executive officers (3 persons)	-	Common	*
Star Century Entertainment, Inc.	1,080,000,000	Common	53.6%
*Denotes less than 1%
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1)     Unless noted otherwise, the address for all persons listed is c/o the Company at 8250 W. Charleston Blvd., Suite 110, Las Vegas, Nevada 89117.

2)    The above percentages are based on 2,012,550,000 shares of common stock outstanding as January 16, 2015

3)	Represents 1,080,000,000 shares held by a wholly owned corporation, Star Century Entertainment, Inc. Address: 8250 W. Charleston Blvd., Suite 110, Las Vegas, Nevada 89117.

DISSENTERS’ RIGHTS OF APPRAISAL

Compensation Committee Interlocks and Insider Participation

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ appraisal rights with respect to the Action, and we do not intend to independently provide shareholders with any such right.

DISCLOSURES REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties.  All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement.  The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated.  These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; war or other acts of political unrest; changes in governmental spending and budgetary policies; governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions; customer product acceptance; continued access to capital markets; and foreign currency risks.

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We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement.  The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at www.sec.gov.  We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By Order of the Board of Directors

/s/ Fen Xing
Fen Xing, Chief Executive Officer

February 17, 2015

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EXHIBIT A

From: unknown Page: 3/4 Received by: NV Secretary of State Date: 1/16/2015 10:07:32 AM

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150021018-70
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/16/2015 10:30 AM
	Entity Number E0276082009-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Journal of Radiology, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: Star Century Pandaho Corporation

3. Authorized Stock. Number of Shares with Par Value: 150,000,000 Par Value: $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,500,000,000

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15